As filed with the Securities and Exchange Commission on May 26, 2009
Registration Nos. 333-124114
333-124114-01
333-124114-02

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

COX RADIO, INC.
COX RADIO TRUST I
COX RADIO TRUST II
(Exact Name of Registrants as Specified in Their Charters)

Delaware Delaware Delaware (States or Other Jurisdictions of Incorporation or Organization)	58-1620022 58-2533490 58-2533488 (I.R.S. Employer Identification Nos.)
6205 Peachtree Dunwoody Road
Atlanta, Georgia 30328
(678) 645-0000
(Address, Including Zip Code and Telephone Number, Including Area Code,
of Registrant’s Principal Executive Offices)

Charles L. Odom
Chief Financial Officer
Cox Radio, Inc.
6205 Peachtree Dunwoody Road
Atlanta, Georgia 30328
(678) 645-0000
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent For Service)

Please address a copy of all communications to:
Thomas D. Twedt
Dow Lohnes PLLC
1200 New Hampshire Avenue, NW
Suite 800
Washington, D.C. 20036-6802
(202) 776-2000

     Approximate date of commencement of proposed sale to the public: Not applicable.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(do not check if a smaller reporting company)

TERMINATION OF REGISTRATION
     This post-effective amendment deregisters all unsold securities, including our Class A common stock, preferred stock, stock purchase contracts, stock purchase units, unsecured debt securities, rights and warrants to purchase our Class A common stock, preferred stock or debt securities, junior subordinated debentures and guaranteed trust preferred securities, registered for issuance under the registration statement on Form S-3 (File Nos. 333-124114, 333-124114-01 and 333-124114-02).

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, Cox Radio, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on May 26, 2009.

COX RADIO, INC.
By:	/s/ Robert F. Neil
	Name:	Robert F. Neil
	Title:	President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of Cox Radio, Inc. and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert F. Neil Robert F. Neil	President and Chief Executive Officer, Director (principal executive officer)	May 26, 2009

/s/ Charles L. Odom Charles L. Odom	Chief Financial Officer (principal financial and principal accounting officer)	May 26, 2009

/s/ Juanita P. Baranco Juanita P. Baranco	Director	May 26, 2009

/s/ G. Dennis Berry G. Dennis Berry	Director	May 25, 2009

/s/ Jimmy W. Hayes Jimmy W. Hayes	Director	May 26, 2009

/s/ Nick W. Evans, Jr. Nick W. Evans, Jr.	Director	May 26, 2009

/s/ Marc W. Morgan Marc W. Morgan	Director	May 26, 2009

/s/ Nicholas D. Trigony Nicholas D. Trigony	Director	May 26, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, Cox Radio Trust I and Cox Radio Trust II each certify that they have reasonable grounds to believe that they meet all the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized in the City of Atlanta, State of Georgia, on May 26, 2009.

COX RADIO TRUST I

By:	Cox Radio, Inc., as Sponsor

By:	/s/ Charles L. Odom Name: Charles L. Odom
Title: Chief Financial Officer

COX RADIO TRUST II

By:	Cox Radio, Inc., as Sponsor

By:	/s/ Charles L. Odom Name: Charles L. Odom
Title: Chief Financial Officer